UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

PRIMO WATER CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Primo Water Corporation
104 Cambridge Plaza Drive
Winston-Salem, North Carolina 27104

March 30, 2015

Dear Stockholder:

We are pleased to invite you to the 2015 annual meeting of stockholders of Primo Water Corporation to be held at 1:00 p.m., Eastern Time, on April 30, 2015 at the Marriott Winston-Salem, 425 North Cherry Street, Winston-Salem, North Carolina 27101.

The agenda for the 2015 annual meeting of stockholders includes:

•	the election of two (2) Class II directors for three-year terms;

•	the approval of an amendment to the Amended and Restated 2010 Omnibus Long-Term Incentive Plan increasing the number of shares reserved for issuance thereunder by 1,500,000; and

•	the ratification of the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for our 2015 fiscal year.

The Board of Directors unanimously recommends that you vote FOR election of the director nominees, FOR the amendment to the Amended and Restated 2010 Omnibus Long-Term Incentive Plan and FOR ratification of the appointment of McGladrey.

Whether or not you plan to attend the meeting, we encourage you to vote as soon as possible to ensure that your shares are represented at the meeting.  The proxy statement explains more about proxy voting, so please read it carefully.

We look forward to your continued support.

Sincerely,

Billy D. Prim
Chairman and Chief Executive Officer

PRIMO WATER CORPORATION
104 Cambridge Plaza Drive
Winston-Salem, North Carolina  27104

Notice of 2015 Annual Meeting of Stockholders

Time and Date:	1:00 p.m., Eastern Time, on Thursday, April 30, 2015

Place:	Marriott Winston-Salem 425 North Cherry Street Winston-Salem, North Carolina 27101

Items of Business:	1.	Election of two directors nominated by our Board of Directors as Class II directors to serve until the 2018 annual meeting of stockholders;

	2.	Approval of an amendment to the Amended and Restated 2010 Omnibus Long-Term Incentive Plan to increase the number of shares available for issuance thereunder by 1,500,000;

	3.	Ratification of the Audit Committee’s appointment of McGladrey LLP as our independent registered public accounting firm for 2015; and

	4.	Other matters if properly raised.

Record Date:	You may vote at the annual meeting if you were a stockholder of record at the close of business on March 9, 2015.

Voting:
For voting instructions, please refer to your enclosed proxy card or the voting instruction card provided by your bank or broker.  Additional information about voting is also included in the accompanying proxy statement.  Please vote as soon as possible to record your vote, even if you plan to attend the annual meeting in person.

Meeting Admission:	Attendance at the annual meeting is limited to stockholders as of the close of business on March 9, 2015, holders of valid proxies for the annual meeting and our invited guests.

By Order of the Board of Directors,

Mark Castaneda
Chief Financial Officer

March 30, 2015

Important Notice Regarding the Availability of
Proxy Materials for the 2015 Annual Meeting of Stockholders
to be held on April 30, 2015

Our Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2014 are available at www.proxyvote.com.

i

PROXY STATEMENT

The Board of Directors of Primo Water Corporation (“Primo” or the “Company”) is providing these materials to you in connection with Primo’s annual meeting of stockholders.  The annual meeting will take place on Thursday, April 30, 2015, at 1:00 p.m. Eastern Time.  The annual meeting will be held at the Marriott Winston-Salem, 425 North Cherry Street, Winston-Salem, North Carolina 27101.  The annual meeting notice, proxy statement and form of proxy are expected to be first sent to stockholders on or about March 30, 2015.

General Information

Why am I receiving these materials?

You are receiving these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the annual meeting.  The proxy statement includes information that we are required to provide you under SEC rules and is designed to assist you in voting your shares.

What is a proxy?

Our Board of Directors is asking for your proxy.  This means you authorize persons selected by us to vote your shares at the annual meeting in the way that you instruct.  All shares represented by valid proxies received before the annual meeting will be voted in accordance with the stockholder’s specific voting instructions.

What is included in these materials?

These materials include:

•	the Proxy Statement for the annual meeting;

•	a proxy card for the annual meeting; and

•	our Annual Report on Form 10-K for the year ended December 31, 2014.

What items will be voted on at the annual meeting?

There are three proposals scheduled to be voted on at the annual meeting:

•	the election of the two directors nominated by our Board of Directors as Class II directors to serve until the 2018 annual meeting of stockholders;

•	the approval of an amendment to the Amended and Restated 2010 Omnibus Long-Term Incentive Plan to increase the number of shares authorized for issuance thereunder by 1,500,000; and

•	the ratification of the Audit Committee’s appointment of McGladrey LLP as our independent registered public accounting firm for 2015.

The Board of Directors is not aware of any other matters to be brought before the meeting.  If other matters are properly raised at the meeting, the proxy holders may vote any shares represented by proxy in their discretion.

What are the board’s voting recommendations?

Our Board of Directors recommends that you vote your shares:

•	“FOR” the two directors nominated by our Board of Directors as Class II directors to serve until the 2018 annual meeting of stockholders;

•	“FOR” the amendment of the Amended and Restated 2010 Omnibus Long-Term Incentive Plan to increase the number of shares authorized for issuance thereunder by 1,500,000; and

•	“FOR” the ratification of the Audit Committee’s appointment of McGladrey LLP as our independent registered public accounting firm for 2015.

Who can attend the annual meeting?

Admission to the annual meeting is limited to:

•	stockholders as of the close of business on March 9, 2015;

•	holders of valid proxies for the annual meeting; and

•	our invited guests.

Each stockholder may be asked to present valid picture identification such as a driver’s license or passport and proof of stock ownership as of the record date.

When is the record date and who is entitled to vote?

The Board of Directors set March 9, 2015 as the record date.  All record holders of Primo common stock as of the close of business on that date are entitled to vote.  Each share of common stock is entitled to one vote.  As of the record date, there were 24,666,045 shares of common stock outstanding.

What is a stockholder of record?

A stockholder of record or registered stockholder is a stockholder whose ownership of Primo stock is reflected directly on the books and records of our transfer agent, Wells Fargo Bank, N.A.  If you hold stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in “street name” and are not a stockholder of record.  For shares held in street name, the stockholder of record is your bank, broker or similar organization.  We only have access to ownership records for the registered shares.  If you are not a stockholder of record, we will require additional documentation to evidence your stock ownership as of the record date, such as a copy of your brokerage account statement, a letter from your broker, bank or other nominee or a copy of your notice or voting instruction card.  As described below, if you are not a stockholder of record, you will not be able to vote your shares unless you have a proxy from the stockholder of record authorizing you to vote your shares.

How do I vote?

You may vote by any of the following methods:

•	In person. You may vote in person at the meeting. If you hold shares in street name, you must also obtain a proxy from the stockholder of record authorizing you to vote your shares.

•	By mail. You may vote by signing and returning the proxy card or voting instruction card provided.

•	Via the Internet. You may vote via the Internet by following the instructions provided in the accompanying proxy card or the voting instruction card provided.

•	Beneficial owners of shares held in “street name.” You may vote by following the instructions provided by your bank or broker.

How can I change or revoke my vote?

You may change or revoke your vote as follows:

•	Stockholders of record. You may change or revoke your vote by submitting a written notice of revocation to Primo Water Corporation, Attention: Corporate Secretary at 104 Cambridge Plaza Drive, Winston-Salem, North Carolina 27104 or by submitting another vote on or before April 30, 2015. For all methods of voting, the last vote cast will supersede all previous votes.

•	Beneficial owners of shares held in “street name.” You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.

What happens if I do not give specific voting instructions?

Stockholders of record.  If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

Beneficial owners of shares held in “street name.”  If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters.  If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares.  This is referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

The election of directors (“Proposal 1”) and the approval of the amendment to the Amended and Restated 2010 Omnibus Long-Term Incentive Plan (“Proposal 2”) are considered to be non-routine matters under applicable rules.  A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1 and Proposal 2.

The ratification of the appointment of McGladrey LLP as our independent registered public accounting firm for 2015 (“Proposal 3”) is considered to be a routine matter under applicable rules.  A broker or other nominee may generally vote on routine matters, and we do not expect there to be any broker non-votes with respect to Proposal 3.

What is the quorum for the annual meeting?

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary for the transaction of business at the annual meeting.  This is called a quorum.

What is the voting requirement to approve each of the proposals?

The following are the voting requirements for each proposal:

•	Proposal 1, Election of Directors. The two nominees receiving the highest number of votes will be elected as the Class II directors to serve until the 2018 annual meeting of stockholders.

•	Proposal 2, Amendment to Amended and Restated 2010 Omnibus Long-Term Incentive Plan. The amendment to the Amended and Restated 2010 Omnibus Long-Term Incentive Plan to increase the number of shares reserved for issuance thereunder by 1,500,000 will be approved if a majority of the votes of stockholders present in person or by proxy with respect to this matter are cast in favor of the proposal.

•	Proposal 3, Ratification of Independent Registered Public Accounting Firm. The ratification of the Audit Committee’s appointment of McGladrey LLP as our independent registered public accounting firm for 2015 will be approved if a majority of the votes of stockholders present in person or by proxy with respect to this matter are cast in favor of the proposal.

How are abstentions and broker non-votes treated?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.  Broker non-votes and abstentions are not counted as votes cast on any proposal considered at the annual meeting and, therefore, will have no effect on the proposals regarding the election of directors and the amendment to the Amended and Restated 2010 Omnibus Long-Term Incentive Plan.  We expect no broker non-votes on the proposal regarding the ratification of the appointment of McGladrey LLP as our independent registered public accounting firm for 2015, and abstentions will have no effect on this proposal.

Who pays for solicitation of proxies?

We are paying the cost of soliciting proxies.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes.  In addition to soliciting the proxies by mail, certain of our directors, officers and regular employees, without compensation, may solicit proxies personally or by telephone, facsimile and email.

Where can I find the voting results of the annual meeting?

Primo will announce preliminary or final voting results at the annual meeting and publish final results in a Form 8-K filed with the SEC within four business days of the completion of the meeting.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2016 annual meeting of stockholders?

Requirements for Stockholder Proposals to Be Considered for Inclusion in Primo’s Proxy Materials.  Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2016 annual meeting of stockholders must be received no later than December 1, 2015.  In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials.  Stockholder proposals must be delivered to Primo’s Corporate Secretary at 104 Cambridge Plaza Drive, Winston-Salem, North Carolina 27104.

Requirements for Stockholder Proposals to Be Brought Before the 2016 Annual Meeting of Stockholders. Notice of any director nomination or other proposal that you intend to present at the 2016 annual meeting of stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2016 annual meeting of stockholders, must be delivered to Primo’s Corporate Secretary at 104 Cambridge Plaza Drive, Winston-Salem, North Carolina 27104 not earlier than the close of business on January 1, 2016 and not later than the close of business on January 31, 2016.  In addition, your notice must set forth the information required by our bylaws with respect to each director nomination or other proposal that you intend to present at the 2016 annual meeting of stockholders.

Principal Stockholders

The following table provides information about the beneficial ownership of our common stock as of March 9, 2015 by:

•	each person that owned more than 5% of our outstanding common stock as of such date;

•	each of our directors;

•	each nominee for director;

•	each of our named executive officers; and

•	all of our directors, director nominees and current executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes any shares over which a person exercises sole or shared voting or investment power.  Under these rules, beneficial ownership also includes any shares as to which the individual or entity has the right to acquire beneficial ownership of within 60 days of March 9, 2015 through the exercise of any warrant, stock option or other right.  Except as noted, and subject to community property laws where applicable, we believe that the stockholders named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated in the notes below, the address for each of the individuals listed below is c/o Primo Water Corporation, 104 Cambridge Plaza Drive, Winston-Salem, North Carolina 27104.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	Percentage of Common Stock Outstanding (%)(1)

Billy D. Prim	2,655,990 (2)	10.7

Zelman Capital, LLC	2,001,807 (3)	8.1

Wynnefield Capital	1,915,000 (4)	7.8

Akre Capital Management, LLC	1,650,000 (5)	6.7

Richard A. Brenner	150,467(6)	*

Susan E. Cates	5,782 (7)	*

Jack C. Kilgore	118,804 (8)	*

Malcolm McQuilkin	478,644 (9)	1.9

David L. Warnock	1,119,710 (10)	4.5

Mark Castaneda	318,562 (11)	1.3

Matthew T. Sheehan	97,501 (12)	*

Directors, director nominees and current executive officers as a group (8 individuals)	4,945,460	19.4

* Represents beneficial ownership of less than 1.0%.

(1)	A total of 24,645,795 shares of common stock were outstanding on March 9, 2015.

(2)	Consists of (a) 2,317,056 shares of common stock held directly (419,705 of which are pledged as security); (b) 175,460 shares of common stock issuable upon the exercise of warrants held directly that are presently exercisable (4,218 of which are pledged as security); (c) 96,396 shares of common stock issuable upon the exercise of stock options held directly that are presently exercisable or become exercisable within 60 days of the record date; (d) 4,791 shares of common stock held by BD Prim, LLC (as to which he has shared voting and investment power); (e) 4,791 shares held by the Billy D. Prim Revocable Trust (as to which he has shared voting and investment power); (f) 23,957 shares of common stock held by 2010 Irrevocable Trust fbo Sarcanda W. Bellissimo (as to which he has shared voting and investment power); (g) 23,957 shares of common stock held by 2010 Irrevocable Trust fbo Anthony Gray Westmoreland (as to which he has shared voting and investment power); (h) 4,791 shares of common stock held by the 2010 Irrevocable Trust fbo Jager Grayln Dean Bellissimo (as to which he has shared voting and investment power); and (i) 4,791 shares of common stock held by the 2010 Irrevocable Trust fbo Joseph Alexander Bellissimo (as to which he has shared voting and investment power). Excludes 8,032 shares of common stock and 1,791 shares of our common stock issuable upon the exercise of warrants held directly by Deborah W. Prim, Mr. Prim’s spouse.

(3)	This information is derived solely from a Schedule 13G filed with the SEC on February 6, 2015 in which (a) Zelman Capital, LLC is reported as the beneficial owner of 1,926,473 shares of the Company’s common stock with sole voting power with respect to 1,926,473 shares and sole power to dispose or direct the disposition of 1,926,473 shares; (b) Zelman Capital Master Fund, LLC is reported as the beneficial owner of 1,926,473 shares of the Company’s common stock with sole voting power with respect to 1,926,473 shares and sole power to dispose or direct the disposition of 1,926,473 shares; and (c) David S. Zelman is reported as the beneficial owner of 2,001,807 shares of the Company’s common stock with sole voting power with respect to 2,001,807 shares and sole power to dispose or direct the disposition of 2,001,807 shares. Zelman Capital, LLC may be deemed to be a beneficial owner of the shares of the Company’s common stock owned by Zelman Capital Master Fund, LLC as, in its capacity as the general partner and investment manager to Zelman Capital Master Fund, LLC, it has the power to dispose, direct the disposition of, and vote such shares. Mr. Zelman is the Managing Partner of Zelman Capital, LLC. As the control person of Zelman Capital, LLC, Mr. Zelman may be deemed to beneficially own such shares. The address for each of the entities or persons listed in this footnote is 3333 Richmond Rd., Suite 340, Beachwood, OH 44122.

(4)	This information is derived solely from a Schedule 13G filed with the SEC on February 17, 2015 in which (a) Wynnefield Partners Small Cap Value, L.P. is reported as the beneficial owner of 566,652 shares of the Company’s common stock with sole voting power with respect to 566,652 shares and sole power to dispose or direct the disposition of 566,652 shares; (b) Wynnefield Partners Small Cap Value, L.P. I is reported as the beneficial owner of 892,059 shares of the Company’s common stock with sole voting power with respect to 892,059 shares and sole power to dispose or direct the disposition of 892,059 shares; (c) Wynnefield Small Cap Value Offshore Fund, Ltd. is reported as the beneficial owner of 426,289 shares of the Company’s common stock with sole voting power with respect to 426,289 shares and sole power to dispose or direct the disposition of 426,289 shares; (d) Wynnefield Capital, Inc. Profit Sharing Plan is reported as the beneficial owner of 30,000 shares of the Company’s common stock with sole voting power with respect to 30,000 shares and sole power to dispose or direct the disposition of 30,000 shares; (e) Wynnefield Capital Management, LLC is reported as the beneficial owner of 1,458,711 shares of the Company’s common stock with sole voting power with respect to 1,458,711 shares and sole power to dispose or direct the disposition of 1,458,711 shares; (f) Wynnefield Capital, Inc. is reported as the beneficial owner of 426,289 shares of the Company’s common stock with sole voting power with respect to 426,289 shares and sole power to dispose or direct the disposition of 426,289 shares; (g) Nelson Obus is reported as the beneficial owner of 1,915,000 shares of the Company’s common stock with sole voting power with respect to 1,915,000 shares and sole power to dispose or direct the disposition of 1,915,000 shares; and (g) Joshua Landes is reported as the beneficial owner of 1,885,000 shares of the Company’s common stock with sole voting power with respect to 1,885,000 shares and sole power to dispose or direct the disposition of 1,885,000 shares. Mr. Obus and Mr. Landes are co-managing members of Wynnefield Capital Management, LLC and principal executive officers of Wynnefield Capital, Inc and Mr. Obus is the portfolio manager of Wynnefield Capital, Inc. Profit Sharing Plan. The address for each of the entities or persons listed in this footnote is 450 Seventh Avenue, Suite 509 New York, NY 10123.

(5)	This information is derived solely from a Schedule 13G filed with the SEC on February 17, 2015 in which Akre Capital Management, LLC and Charles T. Akre, Jr. are reported as the beneficial owners of 1,650,000 shares of the Company’s common stock with shared voting power with respect to 1,650,000 shares of the Company’s common stock and shared power to dispose or direct the disposition of 1,650,000 shares of the Company’s common stock. Braddock Partners, L.P. is reported as the beneficial owner of 1,550,690 of such shares of the Company’s common stock with shared voting power with respect to 1,550,690 shares of the Company’s common stock and shared power to dispose or direct the disposition of 1,550,690 shares of the Company’s common stock. The address for each of the entities or persons listed in this footnote is P.O. Box 998, Middleburg, VA 20118.

(6)	Consists of (a) 118,833 shares of common stock held directly; (b) 6,965 shares of common stock issuable upon the exercise of warrants held directly that are presently exercisable; (c) 24,385 shares of common stock issuable upon the exercise of options held directly that are presently exercisable or become exercisable within 60 days of the record date; (d) 142 shares of common stock issuable upon the exercise of warrants held by the ALB-3 Trust, of which he is the trustee, that are presently exercisable; and (e) 142 shares of common stock issuable upon the exercise of warrants held by the ALB-5 Trust, of which he is the trustee, that are presently exercisable. Mr. Brenner may be deemed to have voting and investment power with respect to securities held by the ALB-3 Trust or the ALB-5 Trust and expressly disclaims beneficial ownership of any such securities, except to the extent of his pecuniary interest therein, if any.

(7)	Consists of 5,782 shares of common stock held directly.

(8)	Consists of (a) 91,005 shares of common stock held directly; (b) 5,714 shares of common stock issuable upon the exercise of warrants held directly that are presently exercisable; and (c) 22,085 shares of common stock issuable upon the exercise of options held directly that are presently exercisable or become exercisable within 60 days of the record date.

(9)	Consists of (a) 49,358 shares of common stock held directly; (b) 57,143 shares of common stock issuable upon the exercise of warrants held directly that are presently issuable; (c) 32,818 shares of common stock issuable upon the exercise of options held directly that are presently exercisable or become exercisable within 60 days of the record date; (d) 307,858 shares of common stock held by the Malcolm McQuilkin Living Trust; and (e) 31,467 shares of common stock issuable upon the exercise of warrants held by the Malcolm McQuilkin Living Trust that are presently exercisable. Mr. McQuilkin is a co-trustee of the Malcolm McQuilkin Living Trust and as such, he may be deemed to have shared voting and investment power with respect to such shares. Mr. McQuilkin expressly disclaims beneficial ownership of any such securities held in such trust, except to the extent of his pecuniary interest therein, if any.

(10)	Consists of (a) 69,918 shares of common stock held directly (b) 24,385 shares of common stock issuable upon the exercise of options held directly that are presently exercisable or become exercisable within 60 days of the record date; (c) 888,563 shares of common stock held by Camden Partners Strategic Fund III, L.P.; (d) 94,088 shares of common stock issuable upon the exercise of warrants held by Camden Partners Strategic Fund III, L.P. that are presently exercisable; (e) 36,928 shares of common stock held by Camden Partners Strategic Fund III-A, L.P.; (f) 3,911 shares of common stock issuable upon the exercise of warrants held by Camden Partners Strategic Fund III-A, L.P. that are presently exercisable; and (g) 1,917 shares of common stock held by Camden Partners Holdings, LLC. Mr. Warnock is the managing member of the general partner or manager of each of Camden Partners Strategic Fund III, L.P., Camden Partners Strategic Fund III-A, L.P., and Camden Partners Holdings, LLC, and as such, he may be deemed to have voting and investment power with respect to all securities beneficially owned by such entities. Mr. Warnock expressly disclaims beneficial ownership of all the above described securities except to the extent of his pecuniary interest therein, if any.

(11)	Consists of (a) 145,826 shares of common stock held directly; (b) 4,527 shares of common stock issuable upon the exercise of warrants held directly that are presently exercisable; and (c) 168,209 shares of common stock issuable upon the exercise of options held directly that are presently exercisable or become exercisable within 60 days of the record date.

(12)	Consists of 97,501 shares of common stock issuable upon the exercise of options held directly that are presently exercisable or become exercisable within 60 days of the record date.

Proposal 1 – Election of Directors

Our Board of Directors consists of three classes of directors, each serving staggered three-year terms.  Malcolm McQuilkin and David L. Warnock are both nominated as Class II directors to serve three-year terms until the annual meeting of stockholders in 2018 and until their successors are elected and qualified.  Mr. McQuilkin and Mr. Warnock both currently serve as directors and both have agreed to be named in this proxy statement and serve if elected.

Although we know of no reason why either nominee would not be able to serve, if either such nominee is unavailable for election, the proxies intend to vote your shares for any substitute nominee proposed by the Board of Directors.

The two nominees receiving the highest number of affirmative votes will be elected as directors to serve until the 2018 annual meeting of stockholders.  Votes withheld by stockholders, broker non-votes and abstentions will have no effect on the outcome of the director elections.

The Board of Directors recommends a vote “FOR” the election of Malcolm McQuilkin and David L. Warnock to our Board of Directors.

Nominees and Continuing Directors

Listed below are (i) the two nominees for election to the Board of Directors and (ii) the other members of our Board of Directors whose terms expire in 2016 (our Class III directors) and 2017 (our Class I directors).  The following paragraphs include information about each nominee and continuing director’s business background, as furnished to us by the nominee or director, and additional experience, qualifications, attributes or skills that led our Board of Directors to conclude that such individual should serve on our Board of Directors.

Name of Nominee	Age	Position with the Company	Director Since	Director Class

Malcolm McQuilkin	68	Director	2005	II

David L. Warnock	57	Director	2005	II

Name of Continuing Director	Age	Position with the Company	Director Since	Director Class

Richard A. Brenner	51	Director	2005	III

Susan E. Cates	44	Director	2014	III

Billy D. Prim	59	Chairman and Chief Executive Officer	2004	I

Jack C. Kilgore	66	Director	2011	I

Billy D. Prim

Mr. Prim has been our Chairman and Chief Executive Officer since he founded Primo in 2004.  Prior to founding Primo, Mr. Prim founded Blue Rhino Corporation (a provider of propane cylinder exchange and complementary propane and non-propane products) in March 1994 and served as its Chief Executive Officer and Chairman of the Board.  He led Blue Rhino’s initial public offering in May 1998 and remained its Chief Executive Officer until April 2004, when Blue Rhino was acquired by Ferrellgas Partners, L.P., at which time he was elected to the Ferrellgas board of directors on which he served until November 2008.  Mr. Prim currently serves on the board of directors of Towne Park Ltd. and previously served on the board of directors of Southern Community Bank and Trust from 1996 until 2005.  Mr. Prim also serves on the Wake Forest School of Business Board of Visitors and the Wake Forest Institute for Regenerative Medicine Advisory Board.  Mr. Prim brings extensive business, managerial and leadership experience to our Board of Directors.  Mr. Prim’s service as an executive and a director of Primo provides our Board of Directors with a vital understanding and appreciation of our business.  In addition, Mr. Prim’s leadership abilities, his experience at Blue Rhino and his extensive knowledge of the bottled water industry position him well for service on our Board of Directors.

Richard A. Brenner

Mr. Brenner has been the Vice Chairman of Entrematic (formerly Amarr Garage Doors, a manufacturer and distributor of garage doors) since November 2013.  Mr. Brenner previously served as its Chief Executive Officer from July 2002 until November 2013 and its President from July 1993 until June 2002.  Mr. Brenner serves on several boards of private and nonprofit entities, including ABC of North Carolina, Wake Forest Innovation Quarter and Computer Credit, Inc., and was a member of the board of directors of Blue Rhino Corporation from 1998 to 2004.  Mr. Brenner also serves on the Wake Forest University Health Sciences Board.  Mr. Brenner’s significant executive and board service experience qualify him for service on our Board of Directors.

Susan E. Cates

Ms. Cates has been the President of Executive Development at the University of North Carolina at Chapel Hill’s Kenan-Flagler Business School since 2008, and the Executive Director of MBA@UNC since 2010.  Prior to joining UNC, Ms. Cates was a partner with Best Associates, a Dallas-based private equity firm, where she led the identification, acquisition and oversight of multiple domestic and international companies operating in the education sector.  Prior to joining Best Associates, Ms. Cates was part of the founding team of ThinkEquity Partners, a boutique investment bank in New York, which she co-founded with former colleagues from Merrill Lynch & Co.  At ThinkEquity, she headed the education investment banking practice with responsibility for business development, client relationships and deal execution.  Prior to co-founding ThinkEquity Partners, Ms. Cates worked in investment banking at Merrill Lynch in New York, as well as in corporate lending at Wachovia Bank in Atlanta.  A North Carolina native, Ms. Cates earned her MBA from the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill and received a BA from Duke University in public policy studies.  Ms. Cates’ extensive executive and managerial experience position her well to serve as a member of our Board of Directors.

Jack C. Kilgore

From 2004 to 2014, Mr. Kilgore served as President of the Consumer Products Division of Rich Products Corporation (a leading supplier and solutions provider to the foodservice, in-store bakery, and retail marketplaces) where he oversaw the company’s consumer packaged goods business.  Mr. Kilgore joined Rich Products Corporation in 1978 as a sales and marketing administrator and advanced through the company serving in roles as a region manager, division manager, national sales manager and various other sales and market leadership positions before being named President of the Consumer Products Division.  Mr. Kilgore retired from Rich Products Corporation on December 31, 2014.  Mr. Kilgore serves on the advisory board of South Coast Bank & Trust, is a former chairman of the National Fisheries Institute and is serving and has previously served in various leadership positions for a number of not-for-profit entities.  Mr. Kilgore’s extensive knowledge of and experience in the consumer goods industry as well as his extensive executive and managerial experience position him well to serve as a member of our Board of Directors.

Malcolm McQuilkin

Mr. McQuilkin is the President of Blue Rhino Global Sourcing, LLC (an import and design company and a wholly-owned subsidiary of Ferrellgas Propane Partners) and was the Chief Executive Officer of Uniflame, Inc. from 1990 until it was acquired by Blue Rhino Global Sourcing, LLC in 2000.  As the current President of Blue Rhino Global Sourcing, Mr. McQuilkin provides our Board of Directors with significant leadership and executive experience.  Mr. McQuilkin’s leadership abilities, his international business expertise (particularly with respect to outsourcing) and his extensive knowledge of complex financial and operational issues facing large companies qualify him to serve as a member of our Board of Directors.

David L. Warnock

Mr. Warnock is a founder and senior partner of Camden Partners Holdings, LLC (a private investment management firm established in 1995 and formerly known as Cahill Warnock & Company, LLC).  Mr. Warnock also serves as the managing member of the general partner of both Camden Partners Strategic Fund III, L.P. and Camden Partners Strategic Fund III-A, L.P.  Mr. Warnock serves as the Chairman of New Horizons Worldwide, Inc. and Calvert Education Services, LLC. and also serves on the board of National American University, Inc. and Questar Assessment, Inc., Ranir LLC., Triumph Higher Education Group, Network for Good and previously served on the board of directors of Blue Rhino Corporation, Nobel Learning Communities, Inc., American Public Education, Inc., Towne Park, Ltd. and The Princeton Review, Inc.  Mr. Warnock also serves as a member of the board of directors of several private companies and not-for profit entities.  Mr. Warnock brings to our Board of Directors a unique and valuable perspective from his years of experience in private investment management.  Mr. Warnock’s business acumen and his financial, managerial, leadership and board service experience qualify him to serve on our Board of Directors.

Corporate Governance

The Board of Directors

Primo is governed by a Board of Directors and various committees of the board that meet throughout the year.  The Board of Directors and its committees have general oversight responsibility for the affairs of Primo.

Our certificate of incorporation provides that our Board of Directors will consist of between three and 12 members with the precise number to be determined by the Board of Directors.  Our Board of Directors currently consists of six directors.  Our certificate of incorporation also provides that any vacancies or newly-created directorships may be filled only by the remaining members of our Board of Directors.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.  Each committee is currently comprised entirely of non-employee directors.  Our Board of Directors may establish other committees from time to time to facilitate our corporate governance.

The current members of the board’s committees are identified in the following table:

Director	Audit	Compensation	Nominating And Governance

Richard A. Brenner	X	X

Susan E. Cates	Chair		X

Jack C. Kilgore	X	Chair

Malcolm McQuilkin		X	X

David L. Warnock		X	Chair

Each committee operates under a written charter adopted by the Board of Directors.  These charters are available on our corporate website (www.primowater.com) in the “Investor Relations” section under “Corporate Governance.”

Audit Committee.  The principal responsibilities and functions of our Audit Committee are to assist the Board of Directors in fulfilling its oversight of (i) the integrity of our financial statements, (ii) the effectiveness of our internal controls over financial reporting, (iii) our compliance with legal and regulatory requirements, (iv) the qualifications and independence of our registered public accounting firm, and (v) the performance of our registered public accounting firm. In carrying out its oversight responsibilities and functions, our Audit Committee, among other things, oversees and interacts with our independent auditors regarding the auditors’ engagement and/or dismissal, duties, compensation, qualifications and performance; reviews and discusses with our independent auditors the scope of audits and our accounting principles, policies and practices; reviews and discusses our audited annual financial statements with our independent auditors and management; and reviews and approves or ratifies (if appropriate) related party transactions.  In addition, the Audit Committee oversees management’s efforts in managing our key financial and other risk exposures and developing our enterprise risk management policies and procedures.  Our Audit Committee met six times in 2014.

Our Board of Directors has determined that Ms. Cates is an audit committee financial expert, as defined under the applicable rules of the SEC, and that all members of the Audit Committee are “independent” within the meaning of the applicable Nasdaq listing standards and the independence standards of rule 10A-3 of the Securities Exchange Act of 1934.  Each of the members of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and The Nasdaq Stock Market.

Compensation Committee.  The principal functions of our Compensation Committee include (i) reviewing our compensation practices and policies, (ii) reviewing and approving the compensation for our senior executives, (iii) evaluating the performance of our Chief Executive Officer, and (iv) assisting in Primo’s compliance with the regulations of the SEC regarding executive compensation disclosure.  Our Board of Directors has determined that all members of the Compensation Committee are “independent” within the meaning of the applicable Nasdaq listing standards.  Our Compensation Committee met three times in 2014.

Nominating and Governance Committee.  The principal functions of our Nominating and Governance committee are to (i) establish membership criteria for our Board of Directors, (ii) establish and communicate to stockholders a method of recommending potential director nominees for the Nominating and Governance Committee’s consideration, (iii) identify individuals qualified to become directors consistent with such criteria and select the director nominees, (iv) plan for continuity on our Board of Directors, (v) recommend action to our Board of Directors upon any vacancies on our Board of Directors, (vi) facilitate the annual evaluation of the performance of our Board of Directors and its committees, (vii) periodically review management succession plans, and (viii) consider and recommend to our Board of Directors other actions relating to our Board of Directors, its members and its committees.  Our Board of Directors has determined that all members of the Nominating and Governance Committee are “independent” within the meaning of the applicable Nasdaq listing standards.  Our Nominating and Governance Committee met two times in 2014.

Board Leadership Structure

Mr. Prim serves as both the Chairman of the Board of Directors and the Chief Executive Officer of Primo.  Primo does not have a lead independent director.  The Board of Directors does not have a general policy regarding the separation of the roles of Chairman and Chief Executive Officer.  Our bylaws permit these positions to be held by the same person, and the Board of Directors believes that it is in the best interests of Primo to retain flexibility in determining whether to separate or combine the roles of Chairman and Chief Executive Officer based on our circumstances.  Similarly, our bylaws do not require our Board of Directors to appoint a lead independent director and it has not otherwise determined to do so.

The board has determined that it is appropriate for Mr. Prim to serve as both Chairman and Chief Executive Officer because combining the roles of Chairman and Chief Executive Officer (1) enhances the alignment between the Board of Directors and management in strategic planning and execution as well as operational matters, (2) avoids the confusion over roles, responsibilities and authority that can result from separating the positions, and (3) streamlines board process in order to conserve time for the consideration of the important matters the Board of Directors needs to address, particularly in light of the small size of our Board of Directors.

Director Meeting Attendance

The Board of Directors held four meetings during 2014.  No director attended less than 75 percent of the board and applicable committee meetings during 2014.  Each director is encouraged to attend the annual meeting of stockholders in person.  Of our current directors then in office, only Mr. Brenner was unable to attend our 2014 annual meeting of stockholders.

Director Independence

The Board of Directors determines the independence of its members based on the standards specified by The NASDAQ Stock Market, LLC (“Nasdaq”).  Under the applicable Nasdaq listing standards, independent directors must comprise a majority of a listed company’s board of directors. In addition, Nasdaq’s rules require that, subject to specific exceptions, each member of a listed company’s audit committee and those members of the board of directors determining executive compensation and director nominations be independent. Audit Committee members also must satisfy the independence criteria set forth in rule 10A-3 under the Securities Exchange Act of 1934.  Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered independent for purposes of Rule 10A-3 under the Securities Exchange Act of 1934, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has reviewed the relationships between Primo and each director to determine compliance with the Nasdaq listing standards and has determined that none of Mr. Brenner, Ms. Cates, Mr. Kilgore, Mr. McQuilkin and Mr. Warnock has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Nasdaq rules.  Our Board of Directors also determined that Ms. Cates and Messrs. Brenner and Kilgore, who comprise our Audit Committee, Messrs. Kilgore, Brenner, McQuilkin and Warnock, who comprise our Compensation Committee, and Messrs. Warnock and McQuilkin and Ms. Cates, who comprise our Nominating and Governance Committee, satisfy the independence standards for those committees established by applicable SEC and Nasdaq rules.  In making these determinations, our Board of Directors considered the relationships that each non-employee director has with Primo and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.  There is no family relationship between any director, executive officer or person nominated to become a director or executive officer.

Director Nomination Process

The Board of Directors has a standing Nominating and Governance Committee comprised solely of independent directors.  The Board of Directors has delegated to its Nominating and Governance Committee the responsibility for establishing membership criteria for the Board of Directors, identifying individuals qualified to become directors consistent with such criteria and recommending the director nominees.

In identifying potential director candidates, the Nominating and Governance Committee seeks input from its Committee members, other directors and management.  The Nominating and Governance Committee may engage the services of search firms and advisors to help identify and screen potential director nominees.  The Nominating and Governance Committee will also consider director candidates appropriately recommended by stockholders.

In identifying and assessing director candidates, the Nominating and Governance Committee considers, among other things:

•	roles and contributions valuable to the business community;

•	personal qualities of leadership, character and judgment, and whether the candidate possesses and maintains throughout service on the Board a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards;

•	relevant knowledge and diversity of background, viewpoints and experience;

•	whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings; and

•	applicable listing standards of Nasdaq.

Diversity of background, viewpoints and experience is one of the various factors the Nominating and Governance Committee may consider in identifying director nominees, but the Nominating and Governance Committee does not have a formal policy regarding board diversity.

All director candidates, including candidates appropriately recommended by stockholders, are evaluated in accordance with the process described above.

Stockholder Recommendations of Director Candidates

Stockholders who wish to recommend director candidates for consideration by the Nominating and Governance Committee may do so by submitting a written recommendation to our Corporate Secretary at 104 Cambridge Plaza Drive, Winston-Salem, North Carolina  27104.  Such recommendation must include a detailed background of the suggested candidate that demonstrates how the individual meets the criteria set forth above.  If a candidate proposed by a stockholder or other source meets such criteria, the individual will be considered on the same basis as other candidates.

Recommendations by stockholders for director candidates to be considered for the 2016 annual meeting of stockholders must be delivered to Primo’s Corporate Secretary not earlier than the close of business on January 1, 2016 and not later than the close of business on January 31, 2016.  Recommendations by stockholders for director candidates to be considered for inclusion in the proxy statement and form of proxy relating to the 2016 annual meeting of stockholders must be received no later than December 1, 2015.  Notice of a director nomination must be submitted in accordance with the requirements set forth in our bylaws which include requirements to provide the name and address of the stockholder making the recommendation, a representation that the recommending stockholder is a record holder of our common stock, all information regarding the nominee that would be required to be set forth in a proxy statement and the consent of the nominee to serve as a director.  Appropriate submission of a recommendation by a stockholder does not guarantee the selection of the stockholder’s candidate or the inclusion of the candidate in our proxy statement; however, the Nominating and Governance Committee will consider any such candidate in accordance with the director nomination process described above.

The Board’s Role in Risk Oversight

Management is responsible for managing the risks that Primo faces.  The Board of Directors is responsible for overseeing management’s approach to risk management.  The involvement of the full Board of Directors in reviewing our strategic objectives and plans is a key part of the board’s assessment of management’s approach and tolerance to risk.  While the Board of Directors has ultimate oversight responsibility for overseeing management’s risk management process, various committees of the board assist it in fulfilling that responsibility.

In particular, the Audit Committee assists management in its review of the policies and procedures regarding identifying, monitoring, evaluating and managing Primo’s key financial and other risk exposures.  The Audit Committee also oversees the development of our enterprise risk management policies and procedures and reports regularly to the Board of Directors regarding Primo’s risk management process.

In addition, the Compensation Committee reviews our compensation practices and policies to ensure they do not create inappropriate or unintended significant risks to Primo as a whole, and provides oversight and direction regarding these practices, policies and compensation-related risk management.

Code of Conduct

Our Board of Directors has adopted a Code of Business Conduct and Ethics.  This code applies to all of the directors, officers and employees of Primo and its subsidiaries.  A copy of our Code of Business Conduct and Ethics is available on our corporate website (www.primowater.com).  We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website.

Policy for Review of Related Person Transactions

Our Audit Committee reviews and approves any transaction between Primo and a related person which would be required to be disclosed by the rules of the SEC.

Communications with the Board of Directors

Stockholders may communicate with any of our directors by sending a written communication to a director c/o our Corporate Secretary at 104 Cambridge Plaza Drive, Winston-Salem, North Carolina 27104.  All communications received in accordance with these procedures will be reviewed by the Corporate Secretary and forwarded to the appropriate director or directors unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient, such as communications unrelated to our business, advertisements or frivolous communications.

Executive Officers

The following paragraphs set forth information regarding the current executive officers of Primo other than Mr. Prim.  Information pertaining to Mr. Prim, who is both a director and an executive officer of Primo, may be found in the section entitled “Nominees and Continuing Directors.”

Mark Castaneda

Mr. Castaneda, age 50, has served as our Chief Financial Officer and Assistant Treasurer since March 2008.  Prior to joining Primo, he served as Chief Financial Officer for Tecta America, Inc. (a private national roofing contractor) from October 2007 until March 2008, as Chief Financial Officer for Interact Public Safety (a private software company) from September 2006 until October 2007 and as Chief Financial Officer for Pike Electric Corporation (a publicly-traded energy solutions provider) from October 2004 until August 2006, where he helped lead its initial public offering in July 2005.  Mr. Castaneda served Blue Rhino Corporation as its Chief Financial Officer from November 1997 until October 2004 and as a Director from September 1998 until April 2004.  Along with Mr. Prim, Mr. Castaneda helped lead Blue Rhino’s initial public offering in May 1998.  Mr. Castaneda began his career with Deloitte & Touche in 1988 and is a certified public accountant.

Matthew T. Sheehan

Mr. Sheehan, age 40, has served as our Chief Operating Officer since December 2012 and our President since June 2013.  Prior to joining Primo, Mr. Sheehan was most recently with Coinstar, Inc. (a publicly-traded automated retail solutions provider), where he served as Strategic Venture Advisor of Coinstar’s Redbox business from June 2011 to December 2011 and as Vice President, General Manager of the first automated retail venture at Redbox from 2008 until 2011.  Redbox was acquired by Coinstar in 2008.  Mr. Sheehan also served at Redbox as Vice President, Sales and Business Development from 2006 to 2008 and Director of Business Development from 2005 to 2006.  Mr. Sheehan received a Bachelor of Business Management and Communications degree from Bentley College in Waltham, Massachusetts and an MBA from the Smeal College of Business at Pennsylvania State University.

Director Compensation

The following table shows the compensation paid to each non-employee director who served on our Board of Directors in 2014:

2014 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1),(2)	Total ($)

Richard A. Brenner	-	145,085	145,085

Susan E. Cates	-	25,963	25,963

Jack C. Kilgore	-	158,830	158,830

Malcolm McQuilkin	28,000	76,361	104,361

David L. Warnock	-	158,830	158,830

(1)	The amounts shown in this column represent the aggregate grant date fair value of restricted stock unit awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 718 (“ASC 718”). Each director received an award of restricted stock units in May 2014, which award vested in full on the date of grant. These awards were the only stock awards made to directors during 2014. For additional information regarding the assumptions made in calculating these amounts, see the notes to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

(2)	The following table shows the number of shares subject to outstanding option awards, shares of restricted stock and shares subject to outstanding restricted stock unit awards held by each non-employee director as of December 31, 2014:

Name	Shares Subject to Outstanding Option Awards (#)

Richard A. Brenner	24,385

Susan E. Cates	-

Jack C. Kilgore	22,085

Malcolm McQuilkin	32,818

David L. Warnock	24,385

Under our current Non-Employee Director Compensation Policy, which was approved effective May 16, 2013, each non-employee director receives (1) an annual retainer of $25,000 and (2) meeting attendance fees of (a) $2,500 per Board of Directors or committee meeting attended in person and (b) $1,000 per Board of Directors or committee meeting attended telephonically.  Each non-employee director may choose to receive his or her annual retainer and attendance fees in one the three following forms: (1) 100% in cash, (2) 100% in equity, or (3) 50% in cash and 50% in equity.

Grants made under the Non-Employee Director Compensation Policy are made pursuant to the Amended and Restated 2010 Omnibus Long-Term Incentive Plan.  Mr. Prim receives no compensation for his service on our Board or Directors.

Executive Compensation

The following discussion and executive compensation tables relate to the following named executive officers (“NEOs”):

(1)	our principal executive officer (Billy D. Prim);

(2)	our principal financial officer (Mark Castaneda); and

(3)	our only other executive officer (Matthew T. Sheehan).

Our compensation philosophy and objectives generally apply to all of our employees and all of our employees are eligible to participate in the principal components of our compensation program consisting of:

•	base salary;

•	annual bonus and incentive arrangements; and

•	long-term equity compensation.

The relative amount and value of each of these components for individual employees varies based on job role and responsibility as well as our financial performance.

Our compensation practices are designed to offer our executive officers compensation and benefits that are competitive and meet our goals of attracting, retaining and motivating highly skilled management, which is necessary to achieve our financial and strategic objectives and create long-term value for our stockholders.  The principal elements of our executive compensation program have historically included (a) base salary, (b) a discretionary annual cash bonus opportunity, (c) cash and equity incentive arrangements, including our Value Creation Plan, and (d) long-term equity compensation in the form of restricted stock, restricted stock units and stock options.

Our Compensation Committee (1) discharges the responsibilities of the Board of Directors relating to the compensation of our directors and executive officers, (2) oversees our procedures for consideration and determination of executive and director compensation, and reviews and approves all executive compensation, and (3) administers and implements our incentive compensation plans and equity-based plans.  Our Compensation Committee typically considers, but is not required to accept, our Chief Executive Officer’s recommendations regarding proposed base salaries, bonus and incentive awards, and equity awards for the other NEOs.  The Compensation Committee may also request the assistance of our Chief Financial Officer in evaluating the financial, accounting and tax implications of various compensation awards paid to the NEOs.  However, our Chief Financial Officer does not recommend or determine the amounts or types of compensation paid to the NEOs.  Our Chief Executive Officer and certain of our other NEOs may attend Compensation Committee meetings, as requested by the chairman of the Compensation Committee.  Our NEOs, including our Chief Executive Officer, do not attend any portion of the Compensation Committee meetings during which their compensation is established and approved.

2014 Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	All Other Compensation ($) (g)	Total ($) (h)

Billy D. Prim Chairman, Chief Executive Officer	2014	422,769	-	-	47,967	3,900	474,636
	2013	400,060	24,342	-	-	4,083	428,485

Mark Castaneda Chief Financial Officer	2014	264,235	-	-	39,973	3,900	308,108
	2013	250,102	7,607	-	-	3,379	261,088

Matthew T. Sheehan President and Chief Operating Officer	2014	313,202	-	-	39,973	-	353,175
	2013	300,000	13,692	-	41,180	25,054	379,926

Salaries (Column (c))

Base salaries for Messrs. Prim, Castaneda and Sheehan are specified in their employment agreements, which are described in greater detail in “Employment Agreements” below.

Bonus (Column (d))

Our Compensation Committee approved cash bonuses to certain of our employees, including our named executive officers, in August 2013.

Stock Awards and Option Awards (Columns (e) and (f))

The amounts shown in the “Stock Awards” column represent the aggregate grant date fair value of stock awards, based on the closing market price of Primo’s common stock on the date of grant, computed in accordance with ASC 718.  The amounts shown in the “Option Awards” column represent the aggregate grant date fair value of the option awards computed in accordance with ASC 718.  For additional information regarding the assumptions made in calculating these amounts, see the notes to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

All Other Compensation (Column (g))

Amounts shown in this column consist of life insurance premiums paid on behalf of each NEO and matching contributions to the NEOs’ accounts under Primo’s 401(k) plan.  The amount shown in this column for Mr. Sheehan in 2013 includes $25,000 for a relocation stipend.

Outstanding Equity Awards at Fiscal Year-End 2014

The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2014.

	Option Awards				Stock Awards
Name	Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Restricted Stock Units That Have Not Vested (#)	Market Value of Restricted Stock Units That Have Not Vested ($)(1)

Billy D. Prim	21,562	-	10.44	01/01/16	-	-
	1,917	-	13.04	01/25/17	-	-
	9,583	-	20.66	05/01/18	-	-
	40,000	-	12.33	03/29/21	-	-
	13,334	6,666(2)	1.39	05/11/22	-	-
	-	-	-	-	5,000(3)	21,550
	-	30,000(4)	3.43	03/14/24	-	-

Mark Castaneda	14,375	-	20.66	05/01/18	-	-
	3,833	-	13.04	01/29/19	-	-
	30,000	-	12.33	03/29/21	-	-
	11,667	5,833(2)	1.39	05/11/22	-	-
	-	-	-	-	4,166(3)	17,955
	100,000	50,000(5)	1.07	11/12/22	-	-
	-	25,000(4)	3.43	03/14/24	-	-

Matthew T. Sheehan	10,000	-	1.07	11/12/22	-	-
	66,667	33,333(6)	1.05	12/04/22	-	-
	12,500	37,500 (7)	1.76	6/10/23	-	-
	-	25,000(4)	3.43	03/14/24	-	-

(1)	The amounts set forth in this column were calculated by multiplying the closing market price of Primo’s common stock on December 31, 2014 ($4.31) by the number of shares or restricted stock units held on such date.

(2)	These options vest on May 11, 2015.

(3)	These restricted stock units vest on May 11, 2015.

(4)	These options vest in equal annual installments on March 14, 2015, 2016 and 2017.

(5)	These options vest on November 12, 2015.

(6)	These options vest on December 4, 2015.

(7)	These options vest equal annual installments on June 10, 2015, 2016 and 2017.

Employment Agreements and Change of Control Arrangements

Billy D. Prim and Mark Castaneda

The following summaries of our employment agreements with Messrs. Prim and Castaneda describe the agreements with such individuals that were amended and restated in June 2013.

Mr. Prim’s employment agreement provides for a base annual salary of $400,000, which may be adjusted up but not down by our Board of Directors.  Mr. Prim is also eligible to receive bonuses and awards of equity and non-equity compensation as approved by our Board of Directors.  The employment agreement entitles Mr. Prim to participate in all other benefits generally available to our other senior executives.  Mr. Prim’s employment agreement provides Mr. Prim the right to receive at least 30% of the bonus pool awarded to all participants under the Company’s Value Creation Plan in any fiscal year.  Mr. Prim’s employment agreement also provides for: (i) an annual automatic cost of living increase to base salary based on the Consumer Price Index; (ii) long-term disability coverage at 100% of base annual salary; (iii) an annual physical paid for by Primo; (iv) a Section 4999 excise tax gross-up payment to cover certain taxes and penalties; and (v) Primo’s payment of certain attorneys fees incurred in the event Mr. Prim has to take action to enforce his rights under the employment agreement.  We have agreed to maintain insurance coverage for and indemnify Mr. Prim in connection with his service as a director and officer of our Company.

Our employment agreement with Mr. Prim provided for an initial three-year employment term that originally commenced April 1, 2010 and that automatically extends for additional one-year periods unless terminated by Mr. Prim or us upon at least 90 days prior written notice of intention not to renew.  The agreement may also be terminated by us or Mr. Prim for other reasons and, subject to the conditions set forth in the employment agreement, provides for certain payments to Mr. Prim upon a termination of his employment or a change of control of Primo, as described below.

Our employment agreement with Mr. Castaneda is substantially similar to our employment agreement with Mr. Prim, except that the economic terms differ between the agreements and Mr. Castaneda’s employment agreement does not provide for: (i) an annual automatic cost of living increase to base salary; (ii) additional long-term disability coverage; (iii) a Primo-paid annual physical; (iv) a Section 4999 excise tax gross-up payment to cover certain taxes and penalties; and (v) our payment of certain attorney fees;.  Mr. Castaneda’s employment agreement provides for a base annual salary of $250,000, which base salary may be adjusted up but not down by our Board of Directors.  Mr. Castaneda is also eligible to receive bonuses and awards of equity and non-equity compensation as approved by our Board of Directors.  The employment agreement entitles Mr. Castaneda to participate in all other benefits generally available to our other senior executives.  Mr. Castaneda’s employment agreement provides Mr. Castaneda the right to receive at least 20% of the bonus pool awarded to all participants under the Company’s Value Creation Plan in any fiscal year.  We have agreed to maintain insurance coverage for and indemnify Mr. Castaneda in connection with his service as an officer of our Company.

Our employment agreement with Mr. Castaneda provided for an initial three-year employment term that originally commenced April 1, 2010 and that automatically extends for additional one-year periods unless terminated by Mr. Castaneda or us upon at least 90 days prior written notice of intention not to renew.  The agreement may also be terminated by us or Mr. Castaneda for other reasons and, subject to the conditions set forth in the employment agreement, provides for certain payments to be made to Mr. Castaneda upon a termination of his employment or a change of control of Primo, as described below.

Under our agreements with Messrs. Prim and Castaneda, these individuals are entitled to certain benefits upon their termination or upon a Change of Control (as defined in the employment agreement and described below).  The definitions of “Cause” and “Good Reason” as used in the employment agreements are also provided below.

Under these employment agreements, if either of Messrs. Prim or Castaneda is terminated without Cause or if either of Messrs. Prim or Castaneda resigns for Good Reason, then such individual is entitled to the following benefits:

•	severance payments in an amount equal to (i) his highest annual base salary in effect during the 12 months immediately prior to his termination date plus (ii) the average annual bonus earned by him for the most recent two fiscal years ending prior to his termination date;

•	coverage under health, dental, life, accident, disability and similar benefit plans offered to (and on the same terms as) the other executive officers for the 12 months following his termination date; and

•	the immediate vesting of any restricted stock, stock option or other equity compensation awards scheduled to vest within six months of his termination date.

If either Mr. Prim or Mr. Castaneda is terminated without Cause or resigns for Good Reason or his employment is otherwise terminated due to death, disability, or retirement from the Company in good standing, such executive will remain eligible for an award under the Company’s Value Creation Plan for the fiscal year in which such termination occurs and may receive a full current-year award based on the Company’s progress towards the applicable target at the time of such termination.

Under his employment agreement, if Mr. Prim is terminated without Cause or he resigns for Good Reason, in either case within two years following a Change of Control, then he is entitled to the following benefits under his employment agreement:

•	severance payments in an amount equal to 2.0 times the sum of (i) his highest annual base salary in effect during the 12 months immediately prior to his termination date plus (ii) the average annual bonus earned by him for the most recent two fiscal years ending prior to his termination date; and

•	coverage under health, dental, life, accident, disability and similar benefit plans offered to (and on the same terms as) the other executive officers for the 24 months following his termination date.

Under his employment agreement, if Mr. Castaneda is terminated without Cause or he resigns for Good Reason, in either case within two years following a Change of Control, then he is entitled to the following benefits under his employment agreement:

•	severance payments in an amount equal to 1.5 times the sum of (i) his highest annual base salary in effect during the 12 months immediately prior to his termination date plus (ii) the average annual bonus earned by him for the most recent two fiscal years ending prior to his termination date; and

•	coverage under health, dental, life, accident, disability and similar benefit plans offered to (and on the same terms as) the other executive officers for the 18 months following his termination date.

In addition, any restricted stock, stock option or other equity compensation awards held by Mr. Prim or Mr. Castaneda that are unvested will immediately vest as of the date of the Change of Control.

Our employment agreements with Messrs. Prim and Castaneda provide that a “Change of Control” occurs when:

•	any individual, entity or group (a “Person”) becomes the beneficial owner of 50% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, or (iv) any acquisition pursuant to a transaction that complies with (A), (B) and (C) in the third bullet point below;

•	individuals who, as of the effective date of the agreement, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the effective date of the agreement whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

•	there is consummation of a reorganization, merger or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the entity resulting from such Business Combination in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person beneficially owns, directly or indirectly, 20% or more of the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the Board of Directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

•	the stockholders of the Company approve a complete liquidation or dissolution of the Company.

As defined in the employment agreements for Messrs. Prim and Castaneda, “Cause” means (a) continued willful failure to substantially perform his duties with the Company, (b) willfully engaging in misconduct materially and demonstrably injurious to the Company or (c) uncured material breach of his agreement. Either of Messrs. Prim or Castaneda may terminate his employment for “Good Reason” (i) if there is a material reduction in his duties or responsibilities, (ii) if he is required to relocate to an employment location more than 50 miles from his initial employment location, or (iii) upon our uncured material breach of the agreement.

Matthew T. Sheehan

The following summary of the employment agreement of Mr. Sheehan describes the employment agreement with Mr. Sheehan that was entered into in June 2013.

Our employment agreement with Mr. Sheehan has an initial term expiring on June 10, 2016 with automatic one-year renewals and provides for an annual base salary of $300,000.  Mr. Sheehan has a target bonus level under the Company’s Annual Incentive Plan of 75% of his base salary.  Mr. Sheehan’s employment agreement also provides him the right to participate in the Company’s Value Creation Plan and the right to receive at least 25% of the bonus pool awarded to all participants under the Value Creation Plan in any fiscal year.  We have agreed to maintain insurance coverage for and indemnify Mr. Sheehan in connection with his service as an officer of our Company.

Mr. Sheehan’s employment agreement provides that if he is terminated without Cause or resigns for Good Reason, Mr. Sheehan will receive (i) base salary through the termination date, (ii) any applicable prorated annual bonus, based on actual performance for the year of termination as determined by the Company’s Board in its discretion, (iii) any accrued but unpaid annual bonus for the fiscal year immediately preceding the year of termination, and (iv) any accrued vacation and any other amounts Mr. Sheehan is entitled to under the Company’s employee benefit plans.  If Mr. Sheehan is terminated without Cause or resigns for Good Reason or his employment is otherwise terminated due to death, disability, or retirement from the Company in good standing, he will remain eligible for an award under the Value Creation Plan for the fiscal year in which such termination occurs and may receive a full current-year award based on the Company’s progress towards the applicable Value Creation Plan target at the time of such termination

If the Company does not renew Mr. Sheehan’s employment agreement at the end of the initial term or any renewal term or Mr. Sheehan is terminated without Cause or resigns for Good Reason, Mr. Sheehan will receive an amount equal to the sum of (A) one year’s base salary plus (B) the average annual bonus (including amounts paid under the Value Creation Plan) earned by Mr. Sheehan for the most recent two fiscal years ending prior to the termination date.  Additionally, if the Company does not renew Mr. Sheehan’s employment agreement at the end of the initial term or any renewal term or Mr. Sheehan is terminated without Cause or resigns for Good Reason, Mr. Sheehan will receive continuation of health benefits or payment of COBRA health insurance premiums for up to 12 months following termination and any equity compensation awards granted by the Company (a) that were otherwise scheduled to vest within six months after the termination date for all options that have a monthly or quarterly vesting schedule and (b) that were otherwise scheduled to vest at the next vesting date for all options that have an annual vesting schedule shall vest immediately.

The Employment Agreement provides that if Mr. Sheehan is terminated without Cause or resigns for Good Reason in connection with or within two years of a Change of Control, Mr. Sheehan will receive in addition to any amounts otherwise payable under the Employment Agreement in connection with the termination of employment an amount equal to 0.5 times the sum of (A) one year’s base salary plus (B) the average annual bonus (including amounts paid under the Value Creation Plan) earned by Mr. Sheehan for the most recent two fiscal years ending prior to the termination date.  In such case, Mr. Sheehan will also be entitled to an additional six months of health benefits continuation or payment of COBRA health insurance premiums and immediate vesting of all outstanding unvested equity awards.  The definitions of “Cause”, “Good Reason” and “Change of Control” in Mr. Sheehan’s employment agreement are substantially similar to the same definitions in the employment agreements with Messrs. Prim and Castaneda described above.

Equity Compensation Plan Information

The following table provides information as of December 31, 2014, with respect to compensation plans under which our equity securities are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,594,034	$3.61	386,262

Equity compensation plans not approved by security holders	-	-	-

Total	1,594,034	$3.61	386,262

Additional Information About Directors and Executive Officers

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and certain persons who beneficially own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.  Executive officers, directors and such greater than 10% stockholders are required to furnish us copies of all ownership reports they file.  Based solely on our review of the copies of the reports that we received and written representations that no other reports were required, we believe that our executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements on a timely basis during 2014, except that each of our non-employee directors filed a late Form 4 with respect to a restricted stock unit award grant, Mark Castaneda, Jamila B. Granger, Billy D. Prim and Matthew Sheehan each filed one late Form 4 with respect to a stock option grant, David J. Mills filed a late Form 4 with respect to shares withheld to pay taxes upon the vesting of restricted stock units and a stock option grant, Jack C. Kilgore filed one late Form 4 with respect to an open market purchase and Mark Castaneda filed a late Form 5 with respect to shares withheld to pay taxes upon the vesting of restricted stock units.

Audit Committee Report

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight of: (i) the integrity of Primo’s financial statements; (ii) the effectiveness of Primo’s internal controls over financial reporting; (iii) Primo’s compliance with legal and regulatory requirements; (iv) the qualifications and independence of Primo’s registered public accounting firm; and (v) performance of Primo’s registered public accounting firm.

Primo’s management is responsible for the preparation, presentation, and integrity of complete and accurate financial statements in accordance with generally accepted accounting principles in the United States and for maintaining appropriate accounting and financial reporting principles and policies and establishing and maintaining internal controls designed to assure compliance with accounting standards and applicable laws. Primo’s registered public accounting firm is responsible for planning and conducting in accordance with generally accepted auditing standards in the United States an audit of Primo’s annual financial statements and a review of Primo’s quarterly financial statements.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Primo’s audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

During the past fiscal year, the Audit Committee discussed with Primo’s registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).  The Audit Committee also received during the past year the written disclosures and the letter from Primo’s registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the registered public accounting firm their independence.

Based on the reviews, discussions and disclosures referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Primo for the fiscal year ended December 31, 2014 be included in its Annual Report on Form 10-K for such fiscal year.

Submitted by the Audit Committee of the Board of Directors.

Susan E. Cates, Chair
Richard A. Brenner
Jack C. Kilgore

Related Party Transactions

Our Audit Committee Charter requires our Audit Committee to review and approve or ratify any related party transaction that is required to be disclosed under Item 404 of Regulation S-K.  In the course of its review or approval of a transaction, our Audit Committee will consider:

•	the nature of the related person’s interest in the transaction, including the actual or apparent conflict of interest of the related person;

•	the material terms of the transaction and their commercial reasonableness;

•	the significance of the transaction to the related person;

•	the significance of the transaction to us and the benefit and perceived benefits, or lack thereof, to us;

•	opportunity costs of alternate transactions;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of Primo; and

•	any other matters the Committee deems appropriate.

We will not enter a related person transaction without the approval or ratification of our Audit Committee, and directors interested in a related person transaction will recuse themselves from any vote relating to a related person transaction in which they have an interest.

Set forth below are certain transactions that have occurred since January 1, 2014 with our directors, executive officers, holders of more than five percent of our voting securities and affiliates of our directors, executive officers and five percent stockholders.  Based on our experience and the terms of our transactions with unaffiliated third persons, we believe that all of the transactions set forth below were on terms and conditions that were not materially less favorable to us than could have been obtained from unaffiliated third parties.

Credit and Security Agreement and Term Loan With Comvest

On April 30, 2012, we entered into a Credit and Security Agreement (the “Comvest Credit Agreement”) with Comvest Capital II, L.P. (“Comvest”) pursuant to which Comvest made a term loan to the Company in the principal amount of $15,150,000 (the “Original Term Loan”).  The Comvest Credit Agreement was subsequently amended on November 6, 2012, June 14, 2013 and December 24, 2013 and three additional term loans were made to the Company (the “Additional Term Loans”, and together with the Original Term Loan, the “Term Loans”) for a total principal amount of approximately $23.5 million.  Interest on outstanding amounts owed under the Term Loans was payable at the rate of 12.5% per annum in cash.

Concurrently with the April 30, 2012 closing of the Comvest Credit Agreement and the Original Term Loan, five of our directors or stockholders (the “Insider Participants”) purchased an aggregate of $1,150,000 in non-recourse, non-voting, last-out participation interests from Comvest in the Comvest Credit Agreement and Original Term Loan. These participation interests allowed each holder to participate to the extent of such holder’s percentage share in the Comvest Credit Agreement and Original Term Loan and such participations were secured by the same assets as the Term Loans.  Mr. Prim, Mr. McQuilkin and Mr. Kilgore purchased $250,000, $500,000 and $50,000 in participation interests, respectively.  The Insider Participants did not purchase any participation interests in the Additional Term Loans.  On June 20, 2014, we repaid in full all principal and accrued interest under the Comvest Credit Agreement and the Term Loans in connection with our entry into a new credit facility with a new lender.  As a result, in 2014 Mr. Prim, Mr. McQuilkin and Mr. Kilgore received approximately $265,000, $53,000 and $530,000, respectively, in accrued interest and repayment of principal in connection with their participation interests.

In connection with our entering into the Comvest Credit Agreement, we issued a warrant to Comvest to purchase 1,600,000 shares of the Company’s common stock (the “Comvest Warrant”). The Comvest Warrant was initially exercisable at an exercise price of $2.30 per share and expires April 30, 2020. Additionally, in connection with the Comvest Credit Agreement and Comvest’s sale of participation interests to the Insider Participants, we issued warrants to the Insider Participants to purchase an aggregate of 131,428 shares of our common stock. The terms of the warrants issued to the Insider Participants are identical to the terms of the Comvest Warrant described above.  Mr. Prim, Mr. McQuilkin and Mr. Kilgore were issued warrants to purchase 28,571, 57,143 and 5,714 shares of our common stock, respectively.  On November 6, 2012, in connection with an amendment to the Comvest Credit Agreement and Term Loan, the exercise price of the Comvest Warrant was adjusted to $1.20.  No changes were made at such time to the warrants issued to the Insider Participants.

Proposal 2 - Amendment of Amended and Restated 2010 Omnibus Long-Term Incentive Plan

The Proposal

Our Board of Directors is seeking the approval of our stockholders of an amendment of the Primo Water Corporation Amended and Restated 2010 Omnibus Long-Term Incentive Plan (the “A&R Omnibus Plan”), which amendment was adopted by our Board of Directors on March 5, 2015, subject to stockholder approval (the “Amendment”). As more fully described below, upon approval, the Amendment would increase the number of shares of our common stock authorized for issuance under the A&R Omnibus Plan by 1,500,000 shares, from 2,392,674 shares to a total of 3,892,674 shares and increase the number of shares issuable pursuant to incentive stock options (“ISOs”) by the same amount from 2,218,735 shares to 3,718,735 shares.  Before the Amendment may be effective, stockholder approval is required under NASDAQ Rule 5635(c).  Additionally, stockholder approval of the Amendment will also constitute re-approval of the material terms of the A&R Omnibus Plan for purposes of Section 162(m) of the Code.  This summary of the Amendment is not intended to be a complete description of the Amendment, and is qualified in its entirety by the actual text of the Amendment, which is attached as Appendix A to this Proxy Statement.

General

The A&R Omnibus Plan was approved by our Board in April 2012 and by our stockholders in May 2012.  The A&R Omnibus Plan is designed to enhance our ability to attract and retain highly qualified officers, non-employee directors, key employees, consultants and advisors, and to motivate such officers, non-employee directors, key employees, consultants and advisors to serve the Company and to expend maximum effort to improve our business results and earnings by providing an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.

As of March 9, 2015, we had 2,392,674 shares authorized for issuance under the A&R Omnibus Plan.  As of March 9, 2015, after taking into account shares previously issued or covered by outstanding awards, there were 386,262 shares available for future grants under the A&R Omnibus Plan.  Under the proposed Amendment, the aggregate number of shares authorized for issuance would be increased by 1,500,000 shares to a total of 3,892,674 shares, and this would increase the total number of shares available for future grants under the A&R Omnibus Plan to 1,886,262 as of such date.  The A&R Omnibus Plan currently provides that 2,218,735 of the shares authorized under the plan may be issued pursuant to ISOs.  Under the A&R Omnibus Plan, as amended by the proposed Amendment, the aggregate number of shares authorized that may be issued pursuant to ISOs would be increased to 3,718,735 shares.  Additionally, the A&R Omnibus Plan currently provides that the maximum number of shares subject to each type of award that may be granted to any grantee in any 36-month period and intended to constitute “performance-based” compensation under Section 162(m) is 800,000.

Reasons for the Amendment

Historically, long-term equity compensation has played an important part of our compensation strategy.  We believe long-term equity compensation furthers our compensation objectives of aligning the interests of our officers, directors and employees with those of our stockholders, encouraging long-term performance and rewarding award recipients for creating stockholder value.  We believe the 386,262 shares remaining for future grants under the A&R Omnibus Plan as of March 9, 2015 would be insufficient for us to maintain our current equity compensation strategy through the end of 2015.  We believe that the adoption of the Amendment will provide us with a sufficient number of shares available for issuance to last through the end of 2018, excluding any shares that may become issuable under the Company’s Amended and Restated Value Creation Plan.  Additionally, even with the approval of the Amendment, the total “dilution” to our current stockholders that would result from grants of all the shares available under the A&R Omnibus Plan would remain less than 12.5%.  Dilution is a commonly used metric in analyzing equity compensation arrangements and is a percentage equal to (a) the total number of shares issuable pursuant to awards under the plan over (b) the sum of (i) the total number of the company’s shares outstanding and (ii) the total number of shares issuable pursuant to awards under the plan.

Material Features of the A&R Omnibus Plan, as Amended by the Amendment

Administration of the Plan.  Our Board of Directors has such powers and authorities related to the administration of the A&R Omnibus Plan as are consistent with our corporate governance documents and applicable law.  Our Board of Directors has delegated to Compensation Committee administration of the A&R Omnibus Plan and the Compensation Committee will continue to administer the A&R Omnibus Plan if the Amendment is approved.  Each member of our Compensation Committee (i) qualifies as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) meets such other requirements as have been established by the SEC for plans intended to qualify for exemption under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (iii) complies with the independence requirements of Nasdaq.

Number of Authorized Shares.  The initial number of shares of our common stock reserved for issuance under the A&R Omnibus Plan was 2,288,675.  Any shares of our stock subject to stock options granted under the Primo Water Corporation 2004 Stock Plan that are canceled, expired, forfeited, settled in cash or otherwise terminated without delivery of shares, become available for issuance under the A&R Omnibus Plan.  As a result, as of March 9, 2015, there were a total of 2,392,674 shares authorized for issuance under the A&R Omnibus Plan, 1,594,034 shares reserved for issuance pursuant to outstanding awards, and 386,262 shares available for issuance pursuant to awards to be made in the future. If the proposed Amendment is approved, the aggregate number of shares authorized for issuance under the A&R Omnibus Plan would be increased by 1,500,000 shares to a total of 3,892,674 shares.

Subject to the terms of the current A&R Omnibus Plan, 2,218,735 of the reserved shares may be issued pursuant to incentive stock options (“ISOs”). However, under the proposed Amendment, the aggregate number of shares authorized under the plan that may be issued pursuant to ISOs would be increased to 3,718,735 shares.  Under the A&R Omnibus Plan, the maximum number of shares subject to each type of award that may be granted to any grantee in any 36-month period and intended to constitute “performance-based” compensation under Section 162(m) is 800,000.

The number and class of shares available under the A&R Omnibus Plan and/or subject to outstanding awards are required to be equitably adjusted by our Board of Directors in the event of various changes in the capitalization of the Company.  The closing price of our common stock on March 9, 2015 was $4.07 per share.

Eligibility and Participation.  Eligibility to participate in the A&R Omnibus Plan is limited to such employees, officers, non-employee directors, consultants and advisors of the Company, or of any affiliate, as our Board of Directors may determine and designate from time to time.  As of March 9, 2015, there were approximately 130 employees, consultants and advisors eligible to participate in the A&R Omnibus Plan.

Type of Awards.  The following types of awards are available for grant under the A&R Omnibus Plan: ISOs, non-qualified stock options (“NSOs”), stock appreciation rights (“SARs”), restricted stock, restricted stock units, cash- or stock-based performance awards and other stock-based awards.

Stock Options and SARs

Grant of Options and SARs.  Our Board of Directors may award ISOs, NSOs (together, “Options”), and SARs to grantees.  Our Board of Directors is authorized to grant SARs either in tandem with or as a component of other awards or alone.

Exercise Price of Options and SARs.  The exercise price per share of an Option will be at least 100% of the fair market value per share of our stock underlying the award on the grant date and in no case will the exercise price of any Option be less than the par value of a share of our stock.  A SAR will confer on the grantee a right to receive, upon exercise, a payment of the excess of (i) the fair market value of one share of our stock on the date of exercise over (ii) the grant price of the SAR as determined by our Board of Directors.  The grant price will be fixed at the fair market value of a share of stock on the date of grant. SARs granted in tandem with an outstanding Option following the grant date of such Option will have a grant price that is equal to the Option’s exercise price; provided, however, that the SAR’s grant price may not be less than the fair market value of a share of stock on the grant date of the SAR.

Vesting of Options and SARs.  Our Board of Directors will determine the terms and conditions (including any performance requirements) under which an Option or SAR will become exercisable and will include such information in the award agreement.

Special Limitations on ISOs.  In the case of a grant of an Option intended to qualify as an ISO to a grantee that owns more than ten percent of the total combined voting power of all classes of our outstanding stock (a “Ten Percent Stockholder”), the exercise price of the Option will not be less than 110% of the fair market value of a share of our stock on the grant date. Additionally, an Option will constitute an ISO only (i) if the grantee is an employee of the Company or a subsidiary of the Company, (ii) to the extent such Option is specifically designated as an ISO in the related award agreement, and (iii) to the extent that the aggregate fair market value (determined at the time the option is granted) of the shares of stock with respect to which all ISOs held by such grantee become exercisable for the first time during any calendar year (under the A&R Omnibus Plan and all other plans of the grantee’s employer and its affiliates) does not exceed $100,000.

Exercise of Options and SARs. An Option may be exercised by the delivery to us of written notice of exercise and payment in full of the exercise price (plus the amount of any taxes which we may be required to withhold). The minimum number of shares with respect to which an Option may be exercised, in whole or in part, at any time will be the lesser of (i) the number set forth in the applicable award agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise. Our Board of Directors has the discretion to determine the method or methods by which a SAR may be exercised.

Expiration of Options and SARs. Options and SARs will expire at such time as our Board of Directors determines; provided, however, that no Option may be exercised more than ten years from the date of grant, or in the case of an ISO held by a Ten Percent Stockholder, not more than five years from the date of grant.

Restricted Stock and Restricted Stock Units

Restricted Stock.  At the time a grant of restricted stock is made, our Board of Directors may, in its sole discretion, establish the applicable “restricted period” and prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives.  Unless our Board of Directors otherwise provides in an award agreement, holders of restricted stock will have the right to vote such stock and the right to receive any dividends declared or paid with respect to such stock.  Our Board of Directors may provide that any such dividends paid must be reinvested in shares of stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such restricted stock.  All distributions, if any, received by a grantee with respect to restricted stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction will be subject to the restrictions applicable to the original grant.

The grantee will be required, to the extent required by applicable law, to purchase the restricted stock at a price equal to the greater of (i) the aggregate par value of the shares of stock represented by such restricted stock or (ii) the price, if any, specified in the award agreement relating to such restricted stock. If specified in the award agreement, the price may be deemed paid by services already rendered.

Restricted Stock Units.  At the time a grant of restricted stock units is made, our Board of Directors may, in its sole discretion, establish the applicable “restricted period” and prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives.  Holders of restricted stock units will have no rights as stockholders of the Company.  Our Board of Directors may provide that the holder of restricted stock units will be entitled to receive dividend equivalent rights, which may be deemed reinvested in additional restricted stock units.

Cash- and Stock-Based Performance Awards

The right of a grantee to exercise or receive a grant or settlement of any award, and the timing thereof, may be subject to such performance conditions as may be specified by our Board of Directors.  Our Board of Directors may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may, subject to certain limitations in the case of a performance award intended to qualify under Section 162(m) of the Code, exercise its discretion to reduce the amounts payable under any award subject to performance conditions.

We intend that any performance awards granted to persons who are designated by our Board of Directors as likely to be “Covered Employees” within the meaning of Section 162(m) and regulations thereunder will, if so designated by our Board of Directors, constitute “qualified performance-based compensation” within the meaning of Section 162(m) and regulations thereunder.  The grant, exercise and/or settlement of such performance awards will be contingent upon achievement of pre-established performance goals which will consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criterion.  Performance goals will be objective and will otherwise meet the requirements of Section 162(m) and regulations thereunder.  In addition, the maximum number of shares subject to each type of award that may be granted to any grantee in any 36-month period and intended to constitute “performance-based” compensation under Section 162(m) is 800,000, and the maximum amount of each cash-based performance award intended to constitute “performance-based compensation” under Section 162(m) granted to a grantee in any 12-month period will not exceed $2,000,000.

One or more of the following business criteria for the Company will be used exclusively by our Board of Directors in establishing performance goals for such awards: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre-or after-tax income (before or after allocation of corporate overhead and bonuses); net earnings; earnings per share; net income (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of, share price; market share; gross profits; market capitalization; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reduction in costs; cash flows or cash flows per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins; gross margins or cash margin; year-end cash; debt reductions; and, stockholder equity; regulatory performance; implementation, completion or attainment of measurable objectives with respect to research, development, products or projects and recruiting and maintaining personnel.

Performance may be measured on a Company-wide basis, or with respect to one or more business units, divisions, subsidiaries or business segments, as applicable. Performance goals may be absolute or relative (to the performance of one or more comparable companies or indices). Measurement of performance goals may exclude the impact of charges for restructuring, discontinued operations, extraordinary items, and other unusual non-recurring items, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company’s financial statements or other SEC filings).

Although the Omnibus Plan provides flexibility to grant awards under that qualify as “performance-based” compensation under Section 162(m), we retain the ability to grant awards under the Omnibus Plan that do not qualify as “performance-based” compensation under Section 162(m)..

Other Stock-Based Awards

Our Board of Directors may, in its discretion, grant other stock-based awards, consisting of stock units or other awards, valued in whole or in part by reference to, or otherwise based upon, our common stock. The terms of such other stock-based awards will be set forth in the applicable award agreements.

Effect of Certain Transactions.  Except as otherwise provided in an award agreement, in the event of (a) the liquidation or dissolution of the Company or (b) a reorganization, merger, exchange or consolidation of the Company or involving the shares of our common stock (a “Transaction”), the A&R Omnibus Plan and the awards issued pursuant to the plan shall continue in effect in accordance with their respective terms, except that following a Transaction either (i) each outstanding award will be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each grantee will be entitled to receive in respect of each share of our common stock subject to any outstanding awards, upon exercise or payment or transfer in respect of any award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a share of our common stock was entitled to receive in the Transaction in respect of a share of common stock; provided, however, that, unless otherwise determined by our Board of Directors, such stock, securities, cash, property or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the awards prior to such Transaction. Without limiting the generality of the foregoing, the treatment of outstanding Options and SARS in connection with a Transaction in which the consideration paid or distributed to our stockholders is not entirely shares of common stock of the acquiring or resulting corporation may include the cancellation of outstanding Options and SARS upon consummation of the Transaction as long as, at the election of our Board of Directors, (x) the holders of affected Options and SARs have been given a period of at least fifteen days prior to the date of the consummation of the Transaction to exercise the Options or SARs (whether or not they were otherwise exercisable) or (y) the holders of the affected Options and SARs are paid (in cash or cash equivalents) in respect of each share covered by the Option or SAR being canceled an amount equal to the excess, if any, of the per share price paid or distributed to our stockholders in the Transaction (the value of any non-cash consideration to be determined by our Board of Directors in its sole discretion) over the Option or SAR exercise price, as applicable. For avoidance of doubt, (1) the cancellation of Options and SARs as described in the preceding sentence may be effected notwithstanding anything to the contrary contained in the A&R Omnibus Plan or any award agreement and (2) if the amount determined pursuant to the preceding sentence is zero or less, the affected Option or SAR may be cancelled without any payment therefor.

Change in Control.  Our Board of Directors will determine the effect of a change in control (as defined in the A&R Omnibus Plan) of the Company with respect to any Award or Awards, including but not limited to, acceleration of vesting, termination or assumption of Awards.

Deferral Arrangements.  Our Board of Directors may permit or require the deferral of any award payment into a deferred compensation arrangement.

Nontransferability of Awards.  Generally, during the lifetime of a grantee, only the grantee may exercise rights under the A&R Omnibus Plan and no award will be assignable or transferable other than by will or laws of descent and distribution.  If authorized in the award agreement, a grantee may transfer, not for value, all or part of an award (other than an ISO) to certain family members (including trusts and foundations for the benefit thereof).  Neither restricted stock nor restricted stock units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by our Board of Directors.

Separation from Service.  Our Board of Directors may provide in the applicable award agreements for actions that will be taken upon a grantee’s separation from service from the Company, including but not limited to, accelerated vesting or termination of awards.

Tax Withholding and Tax Offset Payments.  We will have the right to deduct from payments of any kind otherwise due to a grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an award or upon the issuance of any shares of stock upon the exercise of an Option or pursuant to an award.  The A&R Omnibus Plan authorizes required tax withholding to be satisfied through the withholding of shares otherwise issuable under the award.

Term of Plan.  Unless earlier terminated by our Board of Directors, the authority to make grants under the A&R Omnibus Plan will terminate in April 2020.

Amendment and Termination.  Our Board of Directors may, at any time and from time to time, amend, suspend, or terminate the A&R Omnibus Plan as to any shares of stock as to which awards have not been made.  An amendment will be contingent on approval of our stockholders to the extent stated by our Board of Directors, required by applicable law or required by applicable stock exchange listing requirements.  No awards will be made after termination of the A&R Omnibus Plan.  No amendment, suspension, or termination of the A&R Omnibus Plan will, without the consent of the grantee, impair rights or obligations under any award theretofore awarded under the A&R Omnibus Plan.

No Repricing of Options or SARs. The A&R Omnibus Plan specifically prohibits the re-pricing of Options or SARs without stockholder approval.  For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option or SAR to lower its exercise price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; and (C) repurchasing for cash or canceling an Option or SAR at a time when its exercise price is greater than the fair market value of the underlying stock in exchange for another award, unless the cancellation and exchange occurs in connection with change in capitalization or similar change.  Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the participant.

New Plan Benefits.

If the Amendment is adopted, there will be additional shares available under the plan for awards to officers, employees and non-employee directors. The benefits to be received by participants cannot be determined at this time because grants under the A&R Omnibus Plan are made at the discretion of our Board of Directors.  However, on March 4, 2015, the Compensation Committee of our Board of Directors approved stock option awards to certain officers and employees of the Company that are contingent on the approval of the Amendment by our stockholders.  As a result, if the Amendment is approved by our stockholders, we anticipate that our executive officers and employees will receive the following:

Name and Position	Number of Stock Option Awards

Billy D. Prim, Chairman and Chief Executive Officer	30,000

Mark Castaneda, Chief Financial Officer	25,000

Matthew T. Sheehan, President and Chief Operating Officer	25,000

Executive officers as a group	80,000

Non-executive officer employee group	312,500

If the Amendment is approved by our stockholders, the stock option awards set forth in the table above will be granted on the third trading day following the public release of our financial results for the first fiscal quarter of 2015 and will have an exercise price based on the closing price of our common stock on that day.  Additionally, these stock options will vest in three equal installments on the first, second and third anniversary of the grant date and will expire on the ten year anniversary of grant date.

Federal Income Tax Consequences.

The following is a summary of the general federal income tax consequences to the Company and to U.S. taxpayers of awards granted under the A&R Omnibus Plan.  Tax consequences for any particular individual or under state or non-U.S. tax laws may be different.

NSOs and SARs.  No taxable income is reportable when a NSO or SAR is granted.  Upon exercise, generally, the recipient will have ordinary income equal to the fair market value of the underlying shares of stock on the exercise date minus the exercise price.  Any gain or loss upon the disposition of the stock received upon exercise will be a long-term or short-term capital gain or loss to the recipient (depending on the recipient’s holding period after exercise).

ISOs.  No taxable income is reportable when an ISO is granted or exercised (except for grantees who are subject to the alternative minimum tax, who may be required to recognize income in the year in which the ISO is exercised).  If the recipient exercises the ISO and then sells the underlying shares of stock more than two years after the grant date and more than one year after the exercise date, the excess of the sale price over the exercise price will be taxed as long-term capital gain or loss.  If the recipient exercises the ISO and sells the shares before the end of the two- or one-year holding periods, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the ISO.

Restricted Stock and Restricted Stock Units.  A recipient of restricted stock or restricted stock units will not have taxable income upon the grant unless, in the case of restricted stock, he or she elects to be taxed at that time.  Instead, he or she will have ordinary income at the time of vesting equal to the fair market value on the vesting date of the shares (or cash) received minus any amount paid for the shares.

Cash- and Stock-Based Performance Awards and Other Stock-Based Awards.  Typically, a recipient will not have taxable income upon the grant of cash or stock-based performance awards or other stock-based awards.  Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received will constitute ordinary income to the recipient.

Tax Effect for the Company.  We generally will receive a tax deduction for any ordinary income recognized by a grantee in respect of an award under the A&R Omnibus Plan (for example, upon the exercise of a NSO).  In the case of ISOs that meet the holding period requirements described above, the grantee will not recognize ordinary income; therefore, we will not receive a deduction.

The Code has special rules that limit the deductibility of compensation paid to our CEO and to each of our three most highly compensated executive officers whose compensation is required to be reported annually in our proxy (excluding our CFO).  Under Section 162(m), the annual compensation paid to each of these executives may not be deductible to the extent that it exceeds $1.0 million.  We can preserve the deductibility of compensation over $1.0 million if certain conditions of Section 162(m) are met.  These conditions include stockholder approval of the A&R Omnibus Plan, setting limits on the number of awards that any individual may receive and, for awards other than Options and SARs, establishing performance criteria that must be met before the award will actually be granted, be settled, vest or be paid.  The A&R Omnibus Plan has been designed to permit our Board of Directors to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), but we retain the ability to grant awards under the Omnibus Plan that do not qualify as “performance-based” compensation under Section 162(m).  Stockholder approval of the Amendment will also constitute re-approval of the material terms of the A&R Omnibus Plan for purposes of Section 162(m) of the Code, as described above.

Registration of Shares.  We have registered on Form S-8 under the Securities Act all of the shares currently authorized for issuance under the current A&R Omnibus Plan.  If the Amendment is approved, we intend to register on Form S-8 all of the additional shares that will be authorized for issuance under the A&R Omnibus Plan.

The Board of Directors recommends that the stockholders vote FOR approval of the Amendment to the A&R Omnibus Plan.

Proposal 3 – Ratification of Appointment of
Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected McGladrey LLP as our independent registered public accounting firm for 2015.  We are presenting this selection to our stockholders for ratification at the annual meeting.

McGladrey LLP audited our consolidated financial statements for 2014.  Representatives of McGladrey LLP are expected to be present at the annual meeting with an opportunity to make a statement if they desire to do so.  They also are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of McGladrey LLP as our independent registered public accounting firm is not required.  We are submitting the selection of McGladrey LLP to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the Audit Committee will reconsider its selection of McGladrey LLP.

The Board of Directors recommends a vote “FOR” ratification of the appointment of McGladrey LLP as our independent registered public accounting firm for 2015.

Fees Paid to McGladrey LLP

The following table presents fees for professional services rendered by McGladrey LLP for the audit of our consolidated financial statements for the fiscal years ended December 31, 2014 and December 31, 2013 and fees billed for other services rendered by McGladrey LLP during those periods.

	FY 2014	FY 2013

Audit Fees(1)	$433,239	$384,636

Audit-Related Fees	-	-

Tax Fees	-	-

All Other Fees(2)	-	$3,000

Total	$433,239	$387,636

(1)	Audit Fees consist of fees and expenses billed for professional services rendered for the audit of the Company’s consolidated annual financial statements, review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by McGladrey LLP in connection with statutory and regulatory filings or engagements.

(2)	All Other Fees consist of fees related to review in connection with a potential financing transaction.

Audit Committee Pre-Approval of Audit and Non-Audit Services

The Audit Committee reviews and pre-approves all audit and non-audit services provided by our independent registered public accounting firm.  The Audit Committee may delegate this pre-approval authority to a member of the committee but the decisions of such person must be presented to the full Audit Committee at the next scheduled meeting.

Additional Information

Multiple Stockholders Sharing the Same Address

As permitted by SEC rules, we will deliver only one Annual Report on Form 10-K and proxy statement to multiple stockholders sharing the same address, unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver, upon oral or written request, a separate copy of the Annual Report on Form 10-K and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Stockholders wishing to receive a separate Annual Report on Form 10-K and proxy statement or stockholders wishing to receive a single copy of Annual Reports on Form 10-K or proxy statements if they are receiving multiple copies of Annual Reports on Form 10-K or proxy statements may contact Primo Water Corporation, Attention: Corporate Secretary at 104 Cambridge Plaza Drive, Winston-Salem, North Carolina 27104, Telephone: (336) 331-4000.

2014 Annual Report to Stockholders

This proxy statement is accompanied by our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.  The Annual Report on Form 10-K, which contains our consolidated financial statements and other information about us, is not incorporated in the proxy statement and is not to be deemed a part of the proxy soliciting material.  Copies of this proxy statement and our Annual Report on Form 10-K are available at www.proxyvote.com.

APPENDIX A

Amendment No. 1
to
Primo Water Corporation
Amended and Restated
2010 Omnibus Long-Term Incentive Plan

Amendment No. 1 (the “Amendment”), dated ________, 2015, to the Amended and Restated 2010 Omnibus Long-Term Incentive Plan (the “Existing Plan”; as amended hereby, the “Plan”), of Primo Water Corporation, a Delaware corporation (the “Company”).

Statement of Purpose

The Plan was approved by the Company’s Board of Directors on April 11, 2012, and by its stockholders on May 16, 2012, and became effective on such date.  The Company wishes to amend the Existing Plan to increase the number of shares of the Company’s common stock, par value $.001, authorized for issuance under the Existing Plan and to increase the aggregate number of shares authorized that may be issued as Incentive Stock Options under the Existing Plan.

NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto hereby agree as follows:

1.            Capitalized Terms.  All capitalized terms used and not defined herein shall have the meanings given thereto in the Existing Plan.

2.            Amendment to Existing Plan.

The first two paragraphs of “Section 4.  STOCK SUBJECT TO PLAN” are hereby deleted in their entirety and replaced with the following:

“Subject to adjustment as provided in Section 15 hereof, the maximum number of shares of Stock available for issuance under the Plan shall be 3,892,674.  In addition, there shall be added the number of shares subject to stock options granted under the Company’s 2004 Stock Plan that are canceled, expired, forfeited, settled in cash, settled by issuance of fewer shares than the number of shares underlying stock option or otherwise terminated without delivery of shares to the Grantees.

3,718,735 of such shares of Stock available for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options.  Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company.  Subject to adjustments in accordance with Section 15, the maximum number of each type of Award (other than cash-based Performance Awards) intended to constitute “performance-based compensation” under Code Section 162(m) granted to any Grantee in any thirty-six (36) month period shall not exceed the following: Options:  800,000; SARs: 800,000; Restricted Stock: 800,000; Restricted Stock Units: 800,000; and other Stock-based Performance Awards: 800,000.”

3.            Reference to and Effect on the Plan.  The Plan, as amended hereby, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

A-1

4.            Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

*            *            *

Effective this ___ day of _______, 2015.

A-2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

PRIMO WATER CORPORATION 104 CAMBRIDGE PLAZA DRIVE WINSTON-SALEM, NC 27104

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For	Withhold	For All	To withhold authority to vote for any individual
The Board of Directors recommends you vote FOR the following:	All	All	Except	nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	☐	☐	☐
1. Election of Directors
Nominees

01 Malcolm McQuilkin	02 David L. Warnock

The Board of Directors recommends you vote FOR proposals 2 and 3.

2. To approve the amendment of Primo's Amended and Restated 2010 Omnibus Long Term Incentive Plan to increase the number of shares authorized for issuance thereunder by 1,500,000.	For	Against	Abstain
	☐	☐	☐
3. To ratify the appointment of McGladrey LLP as Primo's registered public accounting firm for our 2015 fiscal year.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof. EACH OF ITEMS 1, 2 AND 3 HAS BEEN PROPOSED BY PRIMO WATER CORPORATION.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement, and the Annual Report on Form 10-K is/are available at www.proxyvote.com.

PRIMO WATER CORPORATION
Proxy for Annual Meeting of Stockholders
April 30, 2015
SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Billy D. Prim and Mark Castaneda, and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, all the shares of Common Stock of Primo Water Corporation which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Primo Water Corporation to be held April 30, 2015, at 1:00 p.m. local time, at the Marriott Winston-Salem, 425 North Cherry Street, Winston-Salem, North Carolina 27101, or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Receipt of Notice of Annual Meeting and accompanying Proxy Statement is hereby acknowledged.

Please sign and date on the reverse side and return promptly in the enclosed postage paid envelope.

Continued and to be signed on reverse side